EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Relations:
Stephen Ross	Ron Both
Chief Financial Officer	Managing Director
Remedent, Inc.	Liolios Group, Inc.
Tel 310-922-5685	Tel (949) 574-3860
stephenr@remedent.com	info@liolios.com

Remedent Reports Fiscal Fourth Quarter and Record Fiscal 2009 Results

Record Annual Net Sales of $14.6 Million, Up 96% Year-over-Year, Driven by 564% Increase in Sales of GlamSmile™ Veneers

DEURLE, BELGIUM and LOS ANGELES, CA— June 29, 2009 —Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, reported results for the fiscal fourth quarter and year ended March 31, 2009 (in U.S. dollars).

Net sales in the fourth quarter totaled $3.4 million, an increase of 12% from $3.0 million in the same year-ago quarter. Net sales for the fiscal year 2009 totaled a record $14.6 million, an increase of 96% from $7.5 million in fiscal 2008.

The increase in net sales was primarily due to the increased sales bythe company’s GlamSmile Product Group. In fiscal 2009, sales of GlamSmile™, the company’s leading dental veneer product, increased year-over-year by $6.7 million or 564%to $7.9 million, compared to sales of $1.2 million in fiscal 2008.

Loss from operations in the fourth quarter was $468,000, an improvement from a loss of $550,000 in the same year-ago quarter.  Loss from operations for fiscal 2009 was $946,000, an improvement from a loss of $3.1 million in fiscal 2008. The narrowing of the loss from operations is attributed to the increase in sales, as well as reorganization of the company’s production process and more in-house manufacturing that resulted in lower costs than the previously outsourced third party manufacturing.

Net loss for the fourth quarter totaled $1.1 million or $(0.05) per share (after minority interest and based on 20.0 million weighted average shares outstanding), as compared to a loss of $623,000 or $(0.03) per share (based on 17.8 million weighted average shares outstanding) in the same year-ago quarter.

Net loss for fiscal 2009 totaled $3.0 million or $(0.15) per share (after minority interest and based on 19.6 million weighted average shares outstanding), as compared to a loss of $3.1 million or $(0.17) per share (based on 17.8 million weighted average shares outstanding) in fiscal 2008. The net loss in fiscal 2009 included $4.3 million in warrants issued to Den-Mat Holdings, partially offset by a gain of $2.8 million from the sale of a portion of the company’s over-the-counter retail product business.

Net comprehensive loss in the fourth quarter after foreign currency translation adjustment $1.3 million or $(0.07) per share, compared to a net loss of $572,000 or $(0.03) per share in the same year-ago quarter. Net comprehensive loss in fiscal 2009 after foreign currency translation was $3.6 million or $(0.19) per share, compared to a net loss of $3.1 million or $(0.17) per share in fiscal 2008.

Cash and cash equivalents totaled $1.8 million at March 31, 2009, an increase of 5% from $1.7 million at March 31, 2008.

Management Commentary
"Fiscal 2009 represented strong progress for Remedent across the board — operationally, in product development, and in record sales for the year," said Guy De Vreese, CEO of Remedent. “The year was highlighted by dramatically increased sales of our flagship GlamSmile product, which is being adopted increasingly by dentists around the world. The year also represented a period of restructuring and realigning our efforts through the divesture of our OTC business, as well as advancing the development of our revolutionary, patent-pending FirstFit™ system for crowns and bridges.

Our FirstFit development effort culminated with the recent expansion of our distribution agreement with Den-Mat Holdings to include FirstFit. As the world’s largest producer of dental veneers, Den-Mat’s complete adoption of our GlamSmile technology in August of 2008 has solidified our position as a world leader in the dental veneer space. Den-Mat will now champion the market introduction of FirstFit in the United States through their network of more than 10,000 dentists.

We are now beginning to emerge from a pivotal stage in our development, with a new operational structure designed to leverage the tremendous potential of our unique veneer technology. In addition to Den-Mat in the United States, we are also realizing increasing success in China and Australia. Meanwhile, we are finding ways to reduce our costs, including doing more in-house production. Our wide-ranging progress in fiscal 2009 has put us on course for continued growth and market expansion in fiscal 2010."

Teleconference Information
Remedent will host a conference call on Wednesday, July 1, 2009 at 11:00 a.m. Eastern time to discuss these results. A question and answer session will follow management’s presentation. To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Remedent conference call and provide the conference ID.

Date: Wednesday, July 1, 2009
Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)
Dial-In Number: 1-800-894-5910
International: 1-785-424-1052
Conference ID#: 7REMEDENT

A simultaneous webcast and replay of the call will be accessible via this link: http://viavid.net/dce.aspx?sid=0000666B.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available from 2:00 p.m. Eastern time on the same day until August 1, 2009:

Toll-free replay number: 1-800-695-0395
International replay number: 1-402-220-1388
(No passcode required)

About Remedent
Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns that are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Remedent’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," “projects,” “project,” to be uncertain and forward-looking. Actual results could differ materially because of factors such as Remedent’s ability to achieve the synergies and value creation contemplated by the proposed transaction.  For further information regarding risks and uncertainties associated with Remedent’s business, please refer to the risk factors described in Remedent’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Year ended
	March 31,		March 31,
	2009	2008	2009	2008
Net sales	$3,390,355	$3,028,362	$14,639,541	$7,482,261
Cost of sales	1,650,315	1,352,271	6,614,723	3,975,777
Gross profit	1,740,040	1,676,091	8,024,818	3,506,484
Operating Expenses
Research and development	24,273	85,293	248,652	332,958
Sales and marketing	370,042	889,452	2,793,970	1,886,389
General and administrative	1,639,656	1,165,842	5,312,192	4,057,007
Depreciation and amortization	173,903	85,319	615,674	301,260
TOTAL OPERATING EXPENSES	2,207,874	2,225,906	8,970,488	6,577,614
OPERATING LOSS	(467,834)	(549,815)	(945,670)	(3,071,130)
NON-OPERATING (EXPENSE) INCOME
Warrants issued pursuant to Distribution Agreement	-	-	(4,323,207)	-
Gain on disposition of OTC	-	-	2,830,953	-
IMDS provision	(300,000)	-	(300,000)	-
Interest expense/other deductions	(166,972)	(66,366)	(417,147)	(138,168)
Interest income/other income	1,884	20,367	348,997	-
Other income	-	-	-	121,032
TOTAL OTHER INCOME (EXPENSES)	(465,088)	(45,999)	(1,860,404)	(17,136)

LOSS BEFORE INCOME TAXES AND MINORITY INTEREST	(932,922)	(595,814)	(2,806,074)	(3,088,266)
Income tax expense	(32,633)	(27,247)	(32,633)	(27,247)

NET LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	(965,555)	(623,061)	(2,838,707)	(3,115,513)

MINORITY INTEREST	(114,208)	-	(114,208)	-

NET LOSS FROM CONTINUING OPERATIONS	$(1,079,763)	$(623,061)	$(2,952,915)	$(3,115,513)

LOSS PER SHARE
Basic and fully diluted	$(0.05)	$(0.03)	$(0.15)	$(0.17)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and fully diluted	19,995,969	17,823,012	19,559,653	17,823,012

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(259,045)	50,608	(668,245)	60,953
Comprehensive income (loss)	$(1,338,808)	$(572,453)	$(3,621,160)	$(3,054,560)
Comprehesive loss per share	$(0.07)	$(0.03)	$(0.19)	$(0.17)

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	March 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,807,271	$1,728,281
Accounts receivable, net of allowance for doubtful accounts of $33,966 at March 31, 2009 and $32,181 at March 31, 2008	3,208,120	1,902,920
Inventories, net	1,937,946	1,360,709
Prepaid expense	1,310,900	970,173
Total current assets	8,264,237	5,962,083
PROPERTY AND EQUIPMENT, NET	1,024,999	692,609
OTHER ASSETS
Long term investments and advances	750,000	675,000
Patents, net	163,106	115,827
Total assets	$10,202,342	$7,445,519

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion, long term debt	$78,798	$58,583
Line of Credit	660,200	779,718
Accounts payable	1,398,420	2,002,439
Accrued liabilities	1,590,360	781,737
Income taxes payable	39,339	15,121
Total current liabilities	3,767,117	3,637,598
Long term debt less current portion	100,542	94,754
Minority interest	896,705	—
Total liabilities	4,764,364	3,732,352

STOCKHOLDERS’ EQUITY:
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 19,995,969 shares issued and outstanding at March 31, 2009 and 18,637,803 shares issued and outstanding at March 31, 2008)	19,996	18,638
Treasury stock, at cost; 723,000 and 0 shares at March 31, 2009 and March 31, 2008 respectively	(831,450)	—
Additional paid-in capital	24,106,055	17,929,992
Accumulated deficit	(17,216,028)	(14,263,113)
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	(640,595)	27,650
Total stockholders’ equity	5,437,978	3,713,167
Total liabilities and stockholders’ equity	$10,202,342	$7,445,519